Exhibit 99.1

TMS International Corp. Reports Fourth Quarter

and Fiscal Year 2012 Results

PITTSBURGH, PA, February 14, 2013 – TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for its fourth quarter and fiscal year ended December 31, 2012.

2012 Fourth Quarter Highlights

-	Revenue After Raw Materials Costs[1] in the quarter was $148.3 million, a 7.5% increase compared to $137.9 million in the fourth quarter of 2011.

-	Adjusted EBITDA[1] for the quarter was $35.0 million compared to $31.7 million in the fourth quarter of 2011, a 10.4% increase.

-	Revenue After Raw Materials Costs for year ended December 31, 2012 was $606.7 million, compared to $549.5 million in 2011, up 10.4%.

-	Adjusted EBITDA for the year ended December 31, 2012 was $145.3 million, an increase of 8.4% over $134.0 million in 2011.

2012 Fourth Quarter Financial Results

Revenue After Raw Materials Costs, the company’s measurement of sales performance, was $148.3 million, an increase of 7.5%, compared to $137.9 million in the fourth quarter of 2011.

Adjusted EBITDA for the fourth quarter of 2012 was $35.0 million compared to $31.7 million of Adjusted EBITDA in the fourth quarter of 2011. Income before income taxes was $10.1 million compared to $8.0 million in the fourth quarter of 2011, for an increase of 27%. Net income attributable to common stock was $6.1 million for the fourth quarter and was flat compared to the fourth quarter of 2011, due to a higher effective tax rate in 2012. Basic and diluted earnings per share were $0.15 for the fourth quarter of 2012.

The company’s Adjusted EBITDA Margin2 for the fourth quarter of 2012 was 23.6% compared to 23.0% in the fourth quarter of 2011. Total Revenue for the fourth quarter was $536.8 million compared to $617.5 million in the fourth quarter of 2011.

1	“Revenue After Raw Materials Costs,” “Adjusted EBITDA” and “Discretionary Cash Flow” are non-GAAP financial measurements we believe are useful in measuring our operating performance. Descriptions and reconciliations of these measurements to GAAP are provided below.

Discretionary Cash Flow1,3, which the company uses to measure operating cash flow generation, was $20.6 million for the fourth quarter of 2012 compared with $18.4 million in the fourth quarter of 2011, a 12.0% increase.

2012 Full Year Financial Results

Revenue After Raw Materials Costs for the year ended December 31, 2012, increased 10.4% to $606.7 million from $549.5 million for the comparable 2011 period. Adjusted EBITDA for 2012 increased 8.4% to $145.3 million from $134.0 million for 2011. Adjusted EBITDA margin for 2012 was 24.0% compared to 24.4% for 2011.

Total revenue for the year ended December 31, 2012, was $2.5 billion, compared to $2.7 billion for 2011. For 2012, the company produced Discretionary Cash Flow of $102.6 million compared with $92.1 million in 2011, an 11.3% increase.

Raymond Kalouche, President and Chief Executive Officer of TMS International Corp., said with respect to the company’s financial results, “We are pleased that our financial results are right in the middle of our full-year public guidance, which we provided in early 2012. Our revenue and EBITDA were up year-over-year despite a very challenging environment in the industry for much of the year. We continue to focus on creating value for our customers and shareholders in all business environments and executing our global growth plan.”

Outlook

The company expects to achieve full year 2013 Adjusted EBITDA in a range of $152 million to $160 million, representing a year-over-year growth rate of 5% to 10%.

Conference Call Information

The company will hold a conference call to discuss fourth quarter 2012 results at 11 a.m. Eastern time this morning. The call will be web cast live along with a slide presentation over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investors.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio and visual applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. fourth quarter earnings conference call. Following the live conference call, a replay will be available beginning one hour after the call. The replay will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 10022570. The telephonic replay will be available until March 1, 2013.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 81 customer sites in 11 countries and operates 35 brokerage offices from which it buys and sells raw materials across five continents.

2	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.
3	Adjusted EBITDA minus maintenance capex.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the potential new debt refinancing, the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s most recent Annual Report on Form 10-K and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts:	Jim Leonard, Media Relations	Daniel E. Rosati, Investor Relations
	412-267-5226	412-675-8252

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Fourth quarter ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Revenue from sale of materials	$406,273	$498,306	$1,994,969	$2,192,188
Service revenue	130,553	119,240	531,221	469,283

Total revenue	536,826	617,546	2,526,190	2,661,471

Costs and expenses:
Cost of scrap shipments	388,551	479,642	1,919,474	2,112,011
Site operating costs	97,791	91,023	396,412	356,183
Selling, general and administrative expenses	15,290	15,046	64,504	58,646
Provision for bad debts	219	178	470	590
Share based compensation associated with initial public offering	—	—	—	1,304
Provision for Transition Agreement	—	—	—	745
Depreciation	15,037	12,069	56,546	47,493
Amortization	3,306	3,199	12,510	12,401

Total costs and expenses	520,194	601,157	2,449,916	2,589,373
Income from operations	16,632	16,389	76,274	72,098
Loss on Early Extinguishment of Debt	—	(581)	(12,300)	(581)
Disposition of cumulative translation adjustment	(362)	—	(362)	—
Loss from equity investments	(19)	—	(19)	—
Interest expense, net	(6,112)	(7,825)	(26,125)	(32,201)

Income before income taxes	10,139	7,983	37,468	39,316
Income tax expense	(3,891)	(2,366)	(11,347)	(15,410)

Net Income	6,248	5,617	26,121	23,906

Net (income) loss attributable to noncontrolling interest	(184)	532	(43)	726
Accretion of Preferred Stock Dividends	—	—	—	(7,156)

Net Income applicable to common stockholders	$6,064	$6,149	$26,078	$17,476

Net Income per share:
Basic	$0.15	$0.16	$0.66	$0.59
Diluted	$0.15	$0.16	$0.66	$0.59

Average common shares outstanding:
Basic	39,277,441	39,255,973	39,266,148	29,593,776
Diluted	39,277,441	39,255,973	39,266,469	29,596,359

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	December 31, 2012	December 31, 2011

Assets	(unaudited)
Current assets:
Cash and cash equivalents	$26,936	$108,830
Accounts receivable, net of allowance for doubtful accounts of $3,038 and $2,613, respectively	280,472	292,546
Inventories	50,520	56,297
Prepaid and other current assets	22,757	31,041
Deferred tax asset	7,485	7,114

Total current assets	388,170	495,828

Property, plant and equipment, net	214,668	158,314
Equity investment	2,235	—
Deferred financing costs, net of accumulated amortization of $1,863 and $9,517, respectively	10,069	10,638
Goodwill	242,669	241,771
Other intangibles, net of accumulated amortization of $72,012 and $59,461, respectively	147,885	155,769
Other noncurrent assets	4,098	3,675

Total assets	$1,009,794	$1,065,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$251,941	$273,816
Salaries, wages and related benefits	29,274	28,105
Current taxes payable	964	347
Accrued expenses	18,284	23,993
Revolving bank borrowings	—	159
Current portion of long-term debt	8,395	3,585

Total current liabilities	308,858	330,005
Long-term debt	303,657	379,250
Loans from noncontrolling interest	4,341	5,275
Deferred tax liability	58,192	53,791
Other noncurrent liabilities	27,704	20,833

Total liabilities	702,752	789,154

Stockholders’ equity:
Class A common stock; 200,000,000 shares authorized, $0.001 par value per share; 14,564,928 and 12,894,333 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	14	13
Class B common stock; 30,000,000 shares authorized, $0.001 par value per share; 24,712,513 and 26,361,640 issued and outstanding at December 31, 2012 and December 31, 2011, respectively	25	26
Capital in excess of par value	436,359	434,841
Accumulated deficit	(122,154)	(148,232)
Accumulated other comprehensive income	(8,963)	(11,075)

Total TMS International Corp. stockholders’ equity	305,281	275,573
Noncontrolling interest	1,761	1,268

Total stockholders’ equity	307,042	276,841

Total liabilities and stockholders’ equity	$1,009,794	$1,065,995

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Twelve months ended December 31,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net Income	$26,121	$23,906
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	69,056	59,894
Amortization of deferred financing costs	2,593	2,491
Deferred income tax	4,969	12,300
Provision for bad debts	470	590
Loss on the disposal of equipment	49	291
Non-cash share-based compensation cost	1,944	2,231
Equity loss	19	—
Loss on Early Extinguishment of Debt	12,300	581
Increase (decrease) from changes in:
Accounts receivable	16,061	(85,989)
Inventories	5,777	(17,633)
Prepaid and other current assets	4,058	(2,789)
Other noncurrent assets	(630)	(79)
Accounts payable	(21,875)	70,346
Accrued expenses	(4,267)	(4,639)
Other non current liabilities	2,380	(236)
Other, net	287	(2,320)

Net cash provided by operating activities	$119,312	$58,945

Cash flows from investing activities:
Capital expenditures	(110,539)	(80,783)
Software and systems expenditures	(3,927)	(2,293)
Proceeds from sale of equipment	1,848	673
Acquisition	—	(50)
Equity investment	(2,254)	—
Contingent payment for acquired business	(131)	(337)
Cash flows related to IU International, net	(28)	(402)

Net cash used in investing activities	(115,031)	(83,192)

Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	(159)	(115)
Net proceeds from initial public offering	—	128,657
Borrowing from noncontrolling interests	2,357	—
Repayment of debt	(386,577)	(46,223)
Proceeds from debt issuance, net of original issue discount	312,078	5,275
Debt issuance and termination fees	(13,996)	(5,326)
Payments to acquire noncontrolling interests	(231)	—
Contributions from noncontrolling interests	269	1,849

Net cash (used in) provided by financing activities	(86,259)	84,117

Effect of exchange rate on cash and cash equivalents	84	(532)

Cash and cash equivalents:
Net (decrease) increase in cash	(81,894)	59,338
Cash at beginning of period	108,830	49,492

Cash at end of period	$26,936	$108,830

DESCRIPTION AND GAAP RECONCILIATIONS OF

CERTAIN FINANCIAL MEASUREMENTS

Revenue After Raw Materials Costs

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Quarter ended December 31,		Twelve months ended December 31,
(dollars in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$536,826	$617,546	$2,526,190	$2,661,471
Cost of Raw Materials Shipments	(388,551)	(479,642)	(1,919,474)	(2,112,011)

Revenue After Raw Materials Costs	$148,275	$137,904	$606,716	$549,460

Mill Services Group:
Total Revenue	$161,140	$167,505	$688,362	$663,110
Cost of Raw Materials Shipments	(30,721)	(45,833)	(153,493)	(180,905)

Revenue After Raw Materials Costs	$130,419	$121,672	$534,869	$482,205

Raw Material and Optimization Group:
Total Revenue	$375,687	$450,027	$1,837,771	$1,998,313
Cost of Raw Materials Shipments	(357,838)	(433,804)	(1,765,982)	(1,931,125)

Revenue After Raw Materials Costs	$17,849	$16,223	$71,789	$67,188

Administrative:
Total Revenue	$(1)	$14	$57	$48
Cost of Raw Materials Shipments	8	(5)	1	19

Revenue After Raw Materials Costs	$7	$9	$58	$67

Adjusted EBITDA

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Quarter ended December 31,		Twelve months ended December 31,
(dollars in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
Adjusted EBITDA:
Net Income	$6,248	$5,617	$26,121	$23,906
Income Tax Expense	3,891	2,366	11,347	15,410
Interest Expense, Net	6,112	7,825	26,125	32,201
Depreciation and Amortization	18,343	15,268	69,056	59,894
Provision for Transition Agreement	—	—	—	745
Loss on Early Extinguishment of debt	—	581	12,300	581
Recognition of cumulative translation adjustment	362	—	362	—
Share based compensation associated with initial public offering	—	—	—	1,304

Adjusted EBITDA	$34,956	$31,657	$145,311	$134,041

Adjusted EBITDA by Operating Segment:
Mill Services Group	$30,448	$28,004	$130,306	$117,511
Raw Material and Optimization Group	12,756	11,819	52,387	51,042
Administrative	(8,248)	(8,166)	(37,382)	(34,512)

	$34,956	$31,657	$145,311	$134,041

	Fourth quarter ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income before income taxes	$10,139	$7,983	$37,468	$39,316
Plus: Depreciation and amortization	18,343	15,268	69,056	59,894
Interest Expense, Net	6,112	7,825	26,125	32,201

Earnings before interest, taxes, depreciation and amortization	34,594	31,076	132,649	131,411
Share based compensation associated with initial public offering	—	—	—	1,304
Provision for Transition Agreement	—	—	—	745
Recognition of cumulative translation adjustment	362	—	362	—
Loss on Early Extinguishment of debt	—	581	12,300	581

Adjusted EBITDA	$34,956	$31,657	$145,311	$134,041

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Twelve months ended
	December 31, 2012	December 31, 2011
Adjusted EBITDA	$145,311	$134,041
Maintenance Capital Expenditures	(42,719)	(41,893)

Discretionary Cash Flow	$102,592	$92,148

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating activities (in thousands):

	Twelve months ended
	December 31, 2012	December 31, 2011
Discretionary Cash Flow	$102,592	$92,148
Maintenance Capital Expenditures	42,719	41,893
Cash interest expense	(31,064)	(30,284)
Cash income taxes	(7,542)	(1,854)
Change in accounts receivable	16,061	(85,989)
Change in inventory	5,777	(17,633)
Change in account payable	(21,875)	70,346
Change in other current assets and liabilities	7,325	(6,854)
Other operating cash flows	5,319	(2,828)

Net cash provided by operating activities	$119,312	$58,945